SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported)     May  10,  2006

                          Xtreme  Companies,  Inc.
             (Exact name of registrant as specified in its charter)

             Nevada                    000-30914              88-0394012
(State  or  other  jurisdiction       (Commission          (IRS  Employer
      of  incorporation)               File  Number)    Identification  No.)

        300  Westlink  Dr, Washington,  MO                               36090
     (Address of principal executive offices)                         (Zip Code)


Registrant's  telephone  number,  including  area  code        (636)  390-9000
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          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written  communications pursuant to Rule 425 under the Securities Act (17
       CFR  230.425)

[   ]  Soliciting  material  pursuant  to Rule 14a-12 under the Exchange Act (17
       CFR  240.14a-12)

[   ]  Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under the
       Exchange  Act  (17  CFR  240.14d-2(b))

[   ]  Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under the
       Exchange  Act  (17  CFR  240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 10, 2006, our Board of Directors accepted the resignation of Kevin Ryan as our Chief Executive Officer and Director. Also on May 10, 2006, our Board of Directors appointed our Chief Financial Officer, Laurie Phillips, to the position of Chief Executive Officer effective immediately. Ms. Phillips will also continue to serve as Interim Chief Financial Officer until a permanent replacement is hired.

This report may contain forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could,"
"will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described below and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

EXHIBIT  NUMBER     DESCRIPTION
---------------     -----------

     17.1          Resignation  letter  of  Kevin  Ryan  effective May 10, 2006.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         Xtreme  Companies,  Inc.
                               (Registrant)
Date    May  12,  2006

                                       /s/  Michael Novielli
                                            (Signature)
                           Print  Name:  Michael  Novielli
                                 Title:  Chairman  of  the  Board  of  Directors